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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)   June 24, 2003
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                           REGENCY CENTERS CORPORATION
             (Exact name of registrant as specified in its charter)


           Florida                        001-12298             59-3191743
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(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)


          121 West Forsyth Street, Suite 200                      32202
                Jacksonville, Florida                             -----
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       (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number including area code: (904)-598-7000
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                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT
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         This Form 8-K is being filed to report that Security Capital Group
Incorporated, an indirect wholly-owned subsidiary of General Electric Capital Corporation, and its subsidiaries ("Security Capital") no longer owns a majority of the outstanding shares of common stock of Regency Centers Corporation ("Regency"). Until June 24, 2003, Security Capital beneficially owned 34,273,236 shares, representing 56.6% of the voting stock outstanding of Regency. Security Capital sold common stock through (1) an underwritten public offering (the "Secondary Offering"), and (2) the sale of shares to Regency pursuant to a Purchase and Sale Agreement dated June 11, 2003 (the "Purchase and Sale Agreement"), and also agreed to sell the balance of the shares pursuant to forward sales contracts.

         At the closing of the Secondary Offering on June 24, 2003, Security Capital sold 9,666,356 shares of common stock. On that date, it also sold 4,606,880 shares to Regency at the public offering price of $32.56 per share pursuant to the Purchase and Sale Agreement. As of the date of this 8-K, Security Capital owns 20,000,000 shares of common stock (constituting approximately 35.8% of Regency's outstanding common stock) all of which are subject to forward sales contracts. Upon settlement of all of the forward sales contracts, which provide for settlement at various times during the first half of 2004, or earlier at the election of Security Capital, Security Capital will no longer own any shares of Regency common stock, unless Security Capital elects to settle one or more of the forward contracts in cash rather than by delivery of shares of common stock.

         Concurrently with the closing of the Secondary Offering and the sale of common stock to Regency, Security Capital and Regency terminated the Stockholders Agreement dated as of July 10, 1996, as amended. This termination was pursuant to an Agreement Relating to Disposition of Shares dated as of June 11, 2003 (the "Disposition Agreement"). Under the Disposition Agreement, Security Capital also agreed that, following the closing of the Secondary Offering, it will vote any shares of common stock that are subject to forward contracts and over which it has voting power in the same proportion as shares are voted by other shareholders of Regency. In addition, Security Capital agreed that, if it settles forward contracts in cash rather than shares, within 100 trading days thereafter, it will sell a sufficient number of shares so that it will no longer beneficially own shares with a value in excess of 7% of the total value of Regency's capital stock.

         Security Capital also agreed in the Disposition Agreement to waive the special ownership limit created for it in Regency's articles of incorporation. Once Security Capital reduces its ownership to 7% or less after the forward contracts settle in 2004, it will be subject to the same 7% ownership limit in Regency's articles of incorporation that applies to other shareholders.

         Following the closing of the Secondary Offering, Joseph E. Parsons, Security Capital's representative on Regency's board of directors, tendered his resignation as provided in the Disposition Agreement.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
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C.       Exhibits:

         99.2 Purchase and Sale Agreement among Regency Centers Corporation, Security Capital Group Incorporated and Security Capital Shopping Mall Business Trust dated June 11, 2003*

         99.3 Agreement Relating to Disposition of Shares between Regency Centers Corporation and Security Capital Group Incorporated dated June 11, 2003*

         * Incorporated by reference to exhibits filed with Regency Centers Corporation's Form 8-K dated June 11, 2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REGENCY CENTERS CORPORATION
                                        (registrant)


July 7, 2003                            By:   /s/ J. Christian Leavitt
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                                              J. Christian Leavitt, Senior Vice
                                              President, Finance and Principal
                                              Accounting Officer










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